Exhibit 99.4

                   SELECTED CONSOLIDATED FINANCIAL INFORMATION
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                                                               AT OR FOR THE YEARS ENDED DECEMBER 31,
                                            -----------------------------------------------------------------------------
                                                1999            1998            1997            1996            1995
                                            --------------  -------------   -------------   -------------   -------------
                                                              (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

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CONSOLIDATED STATEMENTS OF EARNINGS DATA
Revenues
  Universal life and investment-type
    product policy fee income.............. $    1,257.5    $    1,056.2    $      950.6    $      874.0    $     788.2
  Premiums.................................        558.2           588.1           601.5           597.6          606.8
  Net investment income(1).................      2,263.3         2,255.9         2,306.2         2,229.1        2,105.6
  Investment (losses) gains, net(2)........       (202.3)           82.2           (46.5)           (1.5)          (6.9)
  Commissions, fees and other income.......      2,018.8         1,389.8         1,095.1           987.6          834.6
  Contribution from the Closed Block(3)....         86.4            87.1           102.5           125.0          143.2
                                            --------------  -------------   -------------   -------------   -------------

Total revenues.............................      5,981.9         5,459.3         5,009.4         4,811.8        4,471.5
Total benefits and other deductions(4)(5)(6)     5,005.9         4,444.1         4,510.3         4,729.3        4,110.2
                                            --------------  -------------   -------------   -------------   -------------
Earnings from continuing operations
  before Federal income taxes and
  minority interest........................        976.0         1,015.2           499.1            82.5          361.3
Federal income tax expense (benefit)(7)....        308.7           338.2            90.9            (5.5)          94.9
Minority interest in net income of
  consolidated subsidiaries................        199.4           125.2            54.8            81.7           62.8
                                            --------------  -------------   -------------   -------------   -------------
Earnings from continuing operations
  before cumulative effect of
  accounting change........................        467.9           551.8           353.4             6.3          203.6
Earnings (loss) from discontinued operations,
  net of Federal income taxes:
   Investment Banking and Brokerage
    segment(8)..............................       630.1           278.6           294.8           199.7          161.8
   Other discontinued
    operations(1)(9)(10)(11)................        28.1             2.7           (87.2)          (83.8)           -

Cumulative effect of accounting changes,
  net of Federal income taxes..............          -               -               -             (23.1)           -
                                            --------------  -------------   -------------   -------------   -------------
Net earnings...............................      1,126.1           833.1           561.0            99.1          365.4
Dividends on preferred stocks..............          -               -              15.6            26.7           26.7
                                            --------------  -------------   -------------   -------------   -------------
Net Earnings Applicable to
  Common Shares............................ $    1,126.1    $      833.1    $      545.4    $       72.4    $     338.7
                                            ==============  =============   =============   =============   =============

Per Common Share*:
  Basic:
    Earnings (loss) from Continuing
     Operations before Cumulative
     Effect of Accounting Change........... $       1.07    $       1.24    $        .84    $       (.06)   $       .48
                                            ==============  ============    =============   =============   =============
    Net Earnings........................... $       2.58    $       1.88    $       1.35    $        .20    $       .92
                                            ==============  =============   =============   =============   =============
  Diluted:
    Earnings from Continuing Operations
      before Cumulative Effect of
      Accounting Change.................... $       1.04    $       1.22    $        .81    $       (.06)   $       .48
                                            ==============  =============   =============   =============   =============
    Net Earnings........................... $       2.45    $       1.81    $       1.24    $        .18    $       .87
                                            ==============  =============   =============   =============   =============

Cash Dividends Per Common Share............ $        .10    $        .10    $        .10    $        .10    $       .10
                                            ==============  =============   =============   =============   =============

CONSOLIDATED BALANCE SHEETS DATA
Total assets(5)(11)........................ $  101,593.8    $   89,514.2    $   81,942.3    $   74,629.2    $  70,089.0
Long-term debt.............................      1,926.7         2,113.0         1,838.5         2,500.8        2,893.1
Total liabilities(5)(11)...................     95,754.9        83,821.1        76,668.8        70,641.2       65,980.3
Shareholders' equity.......................      5,838.9         5,693.1         5,273.5         3,988.0        4,108.7
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                         NOTES TO SELECTED CONSOLIDATED

                              FINANCIAL INFORMATION

(1) Net investment income and discontinued operations included $26.6 million, $53.3 million, $114.3 million and $154.6 million for 1998, 1997, 1996 and
     1995 respectively, recognized as investment income by continuing operations and as interest expense by discontinued operations relating to intersegment loans.

(2) Investment gains, net, included additions to asset valuation allowances and writedowns of fixed maturities and, in 1997 and 1996 equity real estate, for continuing operations totaling $291.4 million, $187.8 million, $483.8 million, $178.6 million and $197.6 million for 1999, 1998, 1997, 1996 and
     1995, respectively. In 1997, additions to valuation allowances of $227.6 million were recorded related to the accelerated equity real estate sales program and $132.3 million of writedowns on real estate held for production of income were recorded. As a result of the implementation of SFAS No. 121, 1996 results include the release of valuation allowances of $152.4 million on equity real estate and the recognition of impairment losses of $144.0 million on real estate held for production of income.

(3) The results of the Closed Block are reported on one line in the consolidated statements of earnings. Total assets and total liabilities, respectively, include the assets and liabilities of the Closed Block. See
     Note 7 of Notes to Consolidated Financial Statements contained in Exhibit
     99.1 attached hereto.

(4) In 1999, revisions to estimated future gross profits used to determine the amortization of DAC for universal life and investment-type products resulted in a writedown of DAC of $131.7 million. In 1996, AXA Financial wrote off $145.0 million of unamortized DAC on disability income ("DI") products and strengthened reserves by $248.0 million for the DI and Pension Par lines of business. As a result, earnings from continuing operations decreased by $255.5 million ($393.0 million pre-tax). See Note 2 of Notes to Consolidated Financial Statements contained in Exhibit 99.1 attached hereto.

(5) Total benefits and other deductions included Corporate interest expense of $102.4 million, $104.2 million, $111.4 million, $122.8 million and $84.9 million for 1999, 1998, 1997, 1996 and 1995, respectively.

(6) Total benefits and other deductions included provisions associated with exit and termination costs of $42.4 million, $24.4 million and $32.0 million for 1997, 1996 and 1995, respectively.

(7) In 1997, AXA Financial released $97.5 million of tax reserves related to years prior to 1989.

(8) Operating results for the Investment Banking and Brokerage segment are included in discontinued operations for 1999, 1998, 1997, 1996 and 1995, respectively. See Note 8 of Notes to Consolidated Financial Statements contained in Exhibit 99.1 attached hereto.

(9) Other discontinued operations, net of Federal income taxes included additions to asset valuation allowances and writedowns of fixed maturities and, in 1997 and 1996, equity real estate, which totaled $50.5 million, $33.2 million, $212.5 million, $36.0 million and $38.2 million for 1999, 1998, 1997, 1996 and 1995, respectively. In 1997, additions to valuation allowances of $79.8 million were recognized related to the accelerated equity real estate sales program and $92.5 million of writedowns on real estate held for production of income were recognized. The implementation of SFAS No. 121 in 1996 resulted in the release of existing valuation allowances of $71.9 million on equity real estate and recognition of impairment losses of $69.8 million on real estate held for production of income.


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(10) During the 1999, 1998, 1997 and 1996 reviews of the allowance for future losses for other discontinued operations, management released the allowance in 1999 and 1998 and increased the allowance in 1997 and 1996. As a result, net earnings increased by $28.1 million and $2.7 million and decreased by $87.2 million and $83.8 million for 1999, 1998, 1997 and 1996, respectively. Incurred (losses) gains of $(19.3) million, $50.3 million, ($154.4) million, ($23.7) million and ($25.1) million for the years ended December 31, 1999, 1998, 1997, 1996 and 1995, respectively, were credited (charged) to other discontinued operations allowance for future losses. See
     Note 8 of Notes to Consolidated Financial Statements contained in Exhibit
     99.1 attached hereto.

(11) Assets and liabilities relating to other discontinued operations are not reflected on the consolidated balance sheets of AXA Financial, except that the net amount due to continuing operations for intersegment loans made to other discontinued operations in excess of continuing operations' obligations to fund other discontinued operations' accumulated deficit is reflected as "Amounts due from discontinued operations" in 1998, 1997, 1996 and 1995.